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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Aaron Rents, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2004

        The 2004 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company"), will be held on Tuesday, April 27, 2004, at 10:00 a.m., Eastern Time, at the SunTrust Plaza, 4th Floor, 303 Peachtree Street, N.E., Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

          (1)   The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

          (2)   The amendment of the Company's 2001 Stock Option and Incentive Award Plan to increase the number of shares reserved for issuance under the Plan from 900,000 to 1,900,0000; and

          (3)   Such other matters as may properly come before the meeting or any adjournment thereof.

        Information relating to the above items is set forth in the accompanying Proxy Statement.

        Only shareholders of record of the Class A Common Stock at the close of business on March 5, 2004 are entitled to vote at the meeting.

                      BY ORDER OF THE BOARD OF
                      DIRECTORS

                      JAMES L. CATES
                      Senior Group Vice President
                      and Corporate Secretary

Atlanta, Georgia
March 30, 2004

PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY
SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
IF YOU DO NOT ATTEND PERSONALLY.
No postage is required if mailed
in the United States in the accompanying envelope.

Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2004

GENERAL INFORMATION

        The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 2004 annual meeting of shareholders to be held on Tuesday, April 27, 2004 (the "Annual Meeting"), and any adjournment thereof.

        Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by executing another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to approve the amendment to the Company's 2001 Stock Option and Incentive Award Plan increasing the number of shares of Common Stock reserved for issuance under the Plan, provided that at least a majority of the outstanding shares of the Class A Common Stock are voted for or against, or abstain from voting on, the Plan amendment. For other matters that may be properly presented at the Annual Meeting, the matter will be approved if more shares of Class A Common Stock are voted in favor of the matter than against it, unless a greater vote is required by law.

        Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters, such as the approval of the amendment to the 2001 Stock Option and Incentive Award Plan. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes have no effect on the election of the nominees for director. An abstention or broker non-vote will have the same effect as a negative vote on the approval of the amendment to the 2001 Stock Option and Incentive Award Plan.

        Only shareholders of record of Class A Common Stock at the close of business on March 5, 2004 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 5, 2004, the Company had 5,597,520 shares of Class A Common Stock and 27,468,415 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors and any other matters that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors or the other proposal described herein or with respect to most other matters presented to the shareholders for a vote.

        The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks, and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph, or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on March 30, 2004.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of January 1, 2004 (except as otherwise noted), the beneficial ownership of the Company's Class A Common Stock and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all executive officers and directors of the Company as a group.

        Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of common stock held by him, her, or it.

Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
R. Charles Loudermilk, Sr 309 E. Paces Ferry Road Atlanta, Georgia	Class A Common	3,572,418 2,473,711	(2)	63.82 9.10	% %
Gabelli Asset Management, Inc. One Corporate Center Rye, New York	Class A	617,350	(3)	11.03%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD	Class A	389,100	(4)	6.95%
Gilbert L. Danielson	Class A Common	3,000 282,447	(5)	* 1.04%
Ronald W. Allen	Class A Common	7,500 2,500		* *
Earl Dolive	Class A Common	129,561 154,103		2.31 *	%
Robert C. Loudermilk, Jr.	Class A Common	2,250 824,062	(6) (7)	* 3.03%
William K. Butler, Jr.	Common	133,848	(8)	*
Leo Benatar	Class A Common	3,750 6,150		* *
Ingrid Saunders Jones	Class A	150		*
Ray M. Robinson	Common	1,500		*
David L. Kolb	Common	7,500
K. Todd Evans	Common	30,282	(9)	*
All executive officers and directors as a group (a total of 19 persons)	Class A Common	3,719,396 4,086,839	(10)	66.45 15.04	% %

*
Less than 1%.

(1)
Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.
(2)
Includes currently exercisable options to purchase 450,000 shares of Common Stock and 7,459 shares of Common Stock held by Mr. Loudermilk, Sr.'s spouse.
(3)
As reported on Schedule 13D filed with the Securities and Exchange Commission December 31, 2003 by Gabelli Asset Management, Inc.
(4)
As reported on Schedule 13G filed with the Securities and Exchange Commission on December 31, 2003 by T. Rowe Price Associates, Inc.
(5)
Includes currently exercisable options to purchase 276,000 shares of Common Stock and 1,050 shares of Common Stock held by Mr. Danielson's spouse.
(6)
Includes 2,250 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee.
(7)
Includes currently exercisable options to purchase 150,000 shares of Common Stock, 114,790 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and 24,334 shares of Common Stock held by Mr. Loudermilk, Jr.'s spouse.
(8)
Includes currently exercisable options to purchase 116,700 shares of Common Stock.
(9)
Includes currently exercisable options to purchase 30,000 shares of Common Stock
(10)
Includes currently exercisable options to purchase 1,183,950 shares of Common Stock.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's common stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the year ended December 31, 2003.

ELECTION OF DIRECTORS
(Item 1)

        The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors for the ensuing year, as the Board recommends, but in no event will the proxy be voted for more than ten nominees. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in a vacancy on the Board until the Board names additional nominees or reduces the size of the Board to ten members.

        All of the nominees listed below are now directors of the Company and have consented to serve as directors if elected. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

Name	Age	Principal Occupation for Past Five Years and Other Directorships	Director Since
R. Charles Loudermilk, Sr	76	Mr. Loudermilk, Sr. has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's incorporation in 1962. From 1962 to 1997, he was also President of the Company. He has been a director of America's Mart Corporation, owner and manager of the Atlanta Merchandise Mart, since 1996. He is one of the founders and Chairman of the Board of The Buckhead Community Bank, and formerly the Chairman of the Board of Directors of the Metropolitan Atlanta Rapid Transit Authority.	1962
Robert C. Loudermilk, Jr.	44	Mr. Loudermilk, Jr., has served in various positions since joining the Company as an Assistant Store Manager in 1985. He has served as a Director of the Company since 1983, and as President and Chief Operating Officer of the Company since 1997.	1983
Gilbert L. Danielson	57	Mr. Danielson has served as Vice President, Finance and Chief Financial Officer and Director of the Company since 1990. He was named Executive Vice President in 1998. He has also served as a Director of Abrams Industries, Inc. since 2000.	1990
Ronald W. Allen†	62	Mr. Allen has served as a Director of the Company since 1997. He was Chairman and Chief Executive Officer of Delta Air Lines, an international air passenger carrier, from 1987 to 1997. He also served as President of Delta from 1983 to 1987 and from 1993 to 1997, and Chief Operating Officer from 1983 to 1997. He currently serves as a Director of The Coca-Cola Company.	1997
Leo Benatar*	74	Mr. Benatar has served as a Director of the Company since 1994. He is currently a Principal with Benatar & Associates. Previously, he has been an associated consultant with A.T. Kearney, Inc., a management consulting and executive search company since 1996. He was Chairman of Engraph, Inc., and served as Chief Executive Officer of that company from 1981 to 1995. Mr. Benatar serves as a Director of Interstate Bakeries Corporation, Mohawk Industries, Inc., and Paxar Corporation. He previously served as Chairman of the Federal Reserve Bank of Atlanta.	1994
Earl Dolive†	86	Mr. Dolive has served as a Director of the Company since 1977. He currently serves as a Director of Greenway Medical Technologies, Inc. and as Director Emeritus of Genuine Parts Company, a distributor of automobile replacement parts. Prior to his retirement in 1988, he was Vice Chairman of the Board of Genuine Parts Company.	1977

Ray M. Robinson	56	Mr. Robinson is President of the East Lake Golf Club and Vice Chairman of the East Lake Community Foundation. He has served as a Director of the Company since 2002. Prior to his retirement in 2003 as Southern Region President, Mr. Robinson was employed with AT&T from 1968. Mr. Robinson currently serves on the Board of Directors for Avnet, Inc., Acuity Brands, Inc., Citizens Trust Bank, and Mirant Corporation.	2002
Ingrid Saunders Jones*	58	Ms. Jones has served as a Director of the Company since 1995. She has been Senior Vice President of Corporate External Affairs of The Coca-Cola Company and Chairperson of The Coca-Cola Foundation since 1991. Previously, she was an Assistant Vice President of The Coca-Cola Company.	1995
William K. Butler, Jr.	51	Mr. Butler joined the Company in 1974 as a Store Manager. He served as Vice President of the Aaron's Rental Purchase Division from 1986 to 1995 and currently is President of that Division, now known as the Aaron's Sales & Lease Ownership Division. Mr. Butler has served as a Director of the Company since 2000.	2000
David L. Kolb†	65	Mr. Kolb is currently Chairman of the Board of Directors of Mohawk Industries, Inc., a manufacturer of flooring products, where he also served as CEO from 1988 to 2001. Mr. Kolb has been a Director of the Company since August of 2003. He also serves on the Board of Directors for Chromcraft Revington Corporation and Paxar Corporation.	2003

*  Member of the Stock Option Committee of the Board of Directors.
†  Member of the Audit Committee of the Board of Directors.

        There are no family relationships among any of the executive officers, directors, and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

        The Board held four meetings during the year ended December 31, 2003. In 2003, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which he or she served, except for Mr. Kolb who joined the Board in August 2003. Mr. Kolb was initially recommended to the Board for consideration as a director by one of the Board's other non-management directors.

Committees of the Board of Directors

        The Board has a standing Audit Committee which is composed of Messrs. Allen, Dolive, and Kolb. All of the members of the Committee are "independent" within the meaning of the listing standards of the New York Stock Exchange, and the Board has determined that Mr. Dolive is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission. The function of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditors' qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. Among other responsibilities, the Audit Committee is directly responsible for the appointment, compensation, retention, and termination of the independent auditors, who report directly to the Committee. The Audit Committee operates pursuant to a written charter adopted by the Board and attached hereto as Appendix A. The Audit Committee held four meetings during the year ended December 31, 2003. Please see page 17 for the 2003 Audit Committee Report.

        The Board has a Stock Option Committee, which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held four meetings during the year ended December 31, 2003.

        The Board does not have a nominating or compensation committee. Certain New York Stock Exchange listing criteria related to nominating and compensation committees and the composition of the Board are not applicable to the Company because a majority of its voting Class A Common Stock is beneficially owned by the Chairman and Chief Executive Officer, Mr. Loudermilk, Sr.

        In addition to these committees, the non-management and independent members of the Board meet from to time to time in executive session, without management present.

Director Nominations

        The Board of Directors is responsible for considering and making recommendations to the shareholders concerning nominees for election as director at the Company's meetings of shareholders, and nominees for appointments to fill any vacancy on the Board. Because of the practical necessity that a candidate for director must be acceptable to Mr. Loudermilk, Sr., in his capacity as holder of a majority of the Company's voting stock, in order to be elected, the Board believes it is desirable for the nominations function to be fulfilled by the full Board, including Mr. Loudermilk, Sr., rather than by a nominating committee that does not include him.

        To fulfill its nominations responsibilities, the Board periodically considers what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board evaluates each incumbent's continued service, in light of the Board's collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Board proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Board evaluates the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members before the Board makes a decision.

        At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field and the ability to devote sufficient time to carry out the duties of a director. In addition to these minimum qualifications, in evaluating candidates the Board may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then current composition of the Board. These factors may include: a candidate's professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board's effectiveness; the candidate's ability to fulfill the responsibilities of a director and of a member of one or more of the Board's standing committees; and input from the Company's majority shareholder.

        Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of the Company's Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the

President setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING.

        The Board will consider including in its slate of director nominees for an annual shareholders' meeting a nominee submitted to the Company by a shareholder. In order for the Board to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at the Company's principal executive offices at least 120 days before the first anniversary of the date that the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board consider such shareholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating shareholder and shareholder's nominee should undertake to provide, or consent to the Company obtaining, all other information the Board requests in connection with its evaluation of the nominee.

        The shareholder's nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board's slate of nominees, the Board may consider all relevant information, including the factors described above; whether there are or will be any vacancies on the Board; and the size of the nominating shareholder's holdings in the Company and the length of time such shareholder has owned such holdings.

PROPOSAL TO AMEND THE COMPANY'S 2001 STOCK OPTION AND INCENTIVE AWARD PLAN
(Item 2)

        The Board of Directors adopted the Company's 2001 Stock Option and Incentive Award Plan (the "2001 Plan") on March 13, 2001 and the 2001 Plan was subsequently approved by the shareholders at the 2001 annual meeting of shareholders. The 2001 Plan became effective as of March 13, 2001. On February 16, 2004, the Board of Directors voted to amend the 2001 Plan, subject to shareholder approval, to increase the number of the shares of Common Stock reserved for issuance under the 2001 Plan from 900,000 to 1,900,000. The initial number of shares reserved for issuance has been depleted by incentive awards. As of December 31, 2003, options for 2,190,150 shares of Common Stock were outstanding under the 2001 Plan and the Company's former 1996 stock option plan.

        Shareholder approval of the amendment to the 2001 Plan is sought to (1) qualify the 2001 Plan pursuant to Rule 16b-3 under the Exchange Act, and thereby render certain transactions under the 2001 Plan exempt from certain provisions of Section 16 of the Exchange Act, (2) qualify certain types of awards under the 2001 Plan as "performance based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby allow the Company to exclude such compensation from the one million dollar cap on the tax deductibility of compensation paid to the "Named Executive Officers" and (3) satisfy the Company's obligations under its listing agreements with The New York Stock Exchange. The amendment to the 2001 Plan, if approved by shareholders, will be effective April 27, 2004.

        The following is a summary of certain material features of the 2001 Plan, assuming approval of the amendment:

        Generally.    The 2001 Plan is a flexible plan that provides the Stock Option Committee of the Board of Directors (the "Committee") broad discretion to fashion the terms of awards to provide eligible participants with such stock-based incentives as the Committee deems appropriate. It permits the issuance of awards in a variety of forms, including: (i) nonqualified stock options ("NQSOs") and incentive stock options ("ISOs", NQSOs, and ISOs collectively, "Stock Options"), (ii) performance shares, and (iii) restricted stock awards.

        Administration.    The 2001 Plan is administered by the Committee. The 2001 Plan vests broad powers in the Committee to administer and interpret the 2001 Plan. The Committee's powers include authority, within the limitations set forth in the 2001 Plan, to (i) select the persons to be granted awards, (ii) determine the size and type of awards, (iii) construe and interpret the 2001 Plan, (iv) establish, amend or waive rules and regulations for the administration of the 2001 Plan, and (v) determine whether an award, award agreement or payment of an award should be amended, reduced or eliminated, to the extent the 2001 Plan gives discretion to the Committee to do so.

        Eligibility.    In general, employees, directors, independent contractors, consultants and other providers of service to the Company are eligible to receive awards under the 2001 Plan.

        Number of Shares Available.    The 2001 Plan originally provided for the grant of up to 600,000 shares of Common Stock. Pursuant to the terms of the 2001 Plan, that number was subsequently adjusted to 900,000 in connection with the Company's August 2003 3-for-2 stock split effected in the form of a 50% stock dividend. If the proposed amendment to the 2001 Plan is approved by the Company's shareholders, the number of shares reserved for issuance under the 2001 will be increased to 1,900,000. Under certain circumstances, shares subject to an award that remain unissued upon termination of the award will become available for additional awards under the 2001 Plan. In the event of any future stock dividend, stock split, recapitalization, or similar event, the Committee will equitably adjust the aggregate number of shares subject to the 2001 Plan and the number, class, and price of shares subject to awards outstanding.

        Amendment and Termination.    The 2001 Plan may be amended, modified, or terminated by the Board of Directors, subject to shareholder approval if such an amendment would materially modify the eligibility requirements thereunder, increase the total number of shares allowed to be issued thereunder, extend the term thereof, require shareholder approval under Rule 16b-3 of the Exchange Act or the listing standards of The New York Stock Exchange or, in any case, if the Board determines that shareholder approval is appropriate. Unless earlier terminated by the Board of Directors or shareholders, the 2001 Plan will terminate on March 13, 2011.

        Code Section 162(m).    At all times when the Committee determines that it is desirable to satisfy the conditions of Section 162(m) of the Code, all awards granted under the 2001 Plan will comply with such conditions. The Committee is nevertheless empowered to grant awards that would not constitute "performance based" compensation under Section 162(m).

Awards Under the 2001 Plan

        Stock Options.    The Committee in its discretion determines the number of shares of Common Stock subject to Stock Options to be granted to each participant, but no individual may be granted Stock Options to purchase more than 150,000 shares during any one calendar year. The Committee may grant NQSOs, ISOs, or a combination thereof to eligible persons, provided that ISOs may only be granted to employees. ISOs may only be granted if the aggregate fair market value (determined as of the date the options are granted) of the Common Stock underlying ISOs granted under all plans of the Company that become exercisable for the first time during any calendar year is less than $100,000. ISOs granted under the 2001 Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. NQSOs granted under the 2001 Plan will provide for the purchase of Common Stock at prices determined by the Committee. No Stock Option granted will be exercisable later than the tenth anniversary date of its grant.

        Stock Options are exercisable at such times and subject to such restrictions and conditions as the Committee approves. A holder of NQSOs may be able to transfer the Stock Options, under certain circumstances, to members of his or her immediate family (as defined in the 2001 Plan), to one or more trusts for the benefit of his or her immediate family or to partnerships in which immediate family members are the only partners, if such holder's option agreement expressly permits such transfer and the holder does not receive any consideration in any form whatsoever for the transfer. Other than the foregoing, Stock Options are not transferable by the holder other than by will or applicable laws of descent and distribution. The option exercise price is payable in cash or, if approved by the Committee, in shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares.

        Performance Shares.    The Company may grant performance shares to employees of the Company or its subsidiaries in such amounts, and subject to such terms and conditions, as the Committee in its discretion determines; provided, however, that no individual may earn more than 150,000 performance shares with respect to any performance period. Each performance share will have a value equal to the fair market value of a share of Common Stock on the date the performance share is earned. The Committee in its discretion will set performance goals to be achieved over performance periods of not less than two years. The extent to which the performance goals are met will determine the number of performance shares earned by participants. The performance measure to be used for purposes of grants to Named Executive Officers will be one or more of the following: total shareholder return, return on assets, return on equity, earnings per share, revenue growth, operating income, estimated earnings, net income, market value of the shares, and pre-tax profit performance, unless and until the Company's shareholders vote to change such performance measures. With respect to employees that are not Named Executive Officers, the Committee may approve performance measures not listed above without shareholder approval.

        After the applicable performance period has ended, the Committee will certify the extent to which the established performance goals have been achieved, and each holder of performance shares will be entitled to receive payout on the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The grantee of a performance share award will receive payment, within 75 days following the end of the applicable performance period, of performance shares earned in cash or shares of Common Stock (or in a combination of cash and shares of Common Stock), which have, as of the close of the applicable performance period, an aggregate fair market value equal to the value of the earned performance shares. If the employment of a participant is terminated by reason of death or retirement or at the request of the Company without cause during the performance period, the participant will receive a prorated payout with respect to the performance shares earned, which will be determined by the Committee, in its sole discretion, and will be based upon the length of time the participant held the performance shares during the applicable performance period and upon achievement of the established performance goals. Such payment will be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant's employment is terminated for any other reason, all performance shares will be forfeited by the participant to the Company. Performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        Restricted Stock.    The Committee may from time to time grant restricted stock awards to employees of the Company or its subsidiaries, but no individual may be granted more than 150,000 shares of Restricted Stock during any one calendar year. Each grant of restricted stock will be evidenced by a written grant agreement between the participant and the Company setting forth the terms and conditions of the grant, as determined by the Committee, at its discretion, to be necessary or desirable. Terms may include a requirement for payment by the participant to the Company for the restricted stock.

        Each grant of restricted stock will be subject to restrictions, determined by the Committee in its discretion, for a period of at least six months (the "Restricted Period"). Such restrictions may include only the requirement of continued employment or may include other financial performance based criteria established by the Committee. The grant agreement may, at the discretion of the Committee and subject to any prescribed terms and conditions, also provide for the lapse of restrictions upon the occurrence of such specified events as a change in control of the Company or the termination of the participant's employment by reason of the participant's death or retirement.

        During the Restricted Period the participant will have all the rights of a Company shareholder, including the right to receive dividends and vote the shares of restricted stock, except as follows. Cash dividends will be paid either in cash or in restricted stock, as the Committee determines. In addition, the restricted stock may not be transferred, assigned or encumbered unless and until all restrictions have lapsed. The restricted stock will be forfeited to the Company if all conditions to the lapse of the restrictions have not been met or waived at or prior to the expiration of the Restricted Period.

        Changes In Control.    Except as provided otherwise in the applicable award agreement, upon the occurrence of certain change in control events, (i) all Stock Options outstanding will become immediately exercisable; (ii) all restrictions on restricted stock will lapse and (iii) the Committee may, in its discretion, make any other modifications to any awards as determined by the Committee to be deemed appropriate before the effective date of such change in control.

Federal Tax Consequences

        The following summary of federal income tax consequences with respect to the 2001 Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

        Stock Options.    There are generally no federal tax consequences either to the employee receiving Stock Options (the "Optionee") or to the Company upon the grant of a Stock Option. On exercise of an ISO, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the Optionee under the Alternative Minimum Tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year after the date of exercise, the Optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Any additional gain will be capital gain for the optionee. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Optionee will be treated as a capital gain. On exercise of a NQSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of Common Stock acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

        Performance Shares.    The grant of a performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount.

        Restricted Stock.    The Company is of the opinion that the participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the participant elected, pursuant to a special election provided in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the participant during the Restricted Period will be taxable as compensation income, rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the participant.

        The amount of income realized by each participant and the amount of the deduction available to the Company will be affected by any change in the market price of the Common Stock during the limitation period.

        Option Grants.    It is not possible to determine either the future benefits or amounts that will be received by the Company's directors or executive officers, or any of its employees, at this time under the 2001 Plan as amended. As of December 31, 2003, options for 2,190,150 shares of Common Stock were outstanding under 2001 Plan and the Company's former 1996 stock option plan. The number of Stock Options granted to each of the Named Executive Officers during fiscal 2003 is set forth below under REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS in the "Option Grants in Last Fiscal Year" table. The number of Stock Options granted during 2003 to all the executive officers as a group, to the non-employee directors as a group, and to all employees as a group, including officers, was 322,000, 9,000, and 482,500, respectively.

        Voting Requirements.    Approval of the amendment 2001 Plan will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. It will also require that at least a majority of the outstanding Class A Common Stock vote either for or against the amendment, or abstain from voting on it.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 2001 PLAN, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

EQUITY COMPENSATION PLANS

        The following table sets forth aggregate information as of December 31, 2003 about the Company's compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	2,190,150	11.73	131,875
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Set forth below are the names and ages of all executive officers of the Company as of February 16, 2004. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

        The Company has adopted a code of ethics applicable to its Chief Executive, Financial and Accounting Officers. The Company will provide to any person without charge, upon request, a copy of the code of ethics. Request should be made in writing to the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377.

Name (Age)	Position with the Company and Principal Occupation During the Past Five Years
R. Charles Loudermilk, Sr. (76)	Chairman of the Board of Directors and Chief Executive Officer of the Company.*
Robert C. Loudermilk, Jr. (44)	President and Chief Operating Officer of the Company.*
Gilbert L. Danielson (57)	Executive Vice President and Chief Financial Officer of the Company.*
James L. Cates (53)	Mr. Cates has served as Director of Risk Management since 1990, Vice President since 1994, Secretary of the Company since 1999 and Senior Group Vice President since 2002.
William K. Butler, Jr. (51)	President of the Aaron's Sales & Lease Ownership Division.*
Eduardo Quinones (43)	Mr. Quinones joined the Company in 1985 as a Store Manager. He served as Vice President of the Rent-to-Rent Division from 1989 until becoming President of that Division in 2000.
David M. Rhodus (55)
Mr. Rhodus has served as Vice President, General Counsel since 1999. He was a senior attorney for Alumax, Inc., an aluminum products manufacturing company, from 1998 to 1999 and Vice President and General Counsel for Atlantax Systems, Inc., a business tax services company, from 1993 to 1998.
B. Lee Landers (45)	Mr. Landers has served as Vice President, Chief Information Officer since 1999. Prior to 1999, he held various engineering and technology management positions with The Southern Company.
Robert P. Sinclair, Jr. (42)
Mr. Sinclair has served as Controller of the Company since 1990, Chief Financial Officer of the Aaron's Sales & Lease Ownership Division from 1995 to 1999, and Vice President, Corporate Controller since 1999.

Mitchell S. Paull (45)
Mr. Paull served as Vice President, Treasurer of the Company from 1991 until 1999. From 1999 to 2001, Mr. Paull served as Chief Financial Officer and Vice President Finance and Administration of Winter, a construction management company and as Chief Financial Officer and Vice President — Finance for Career Fair, a computer software company. Mr. Paull rejoined the Company as Senior Vice President in 2001.
K. Todd Evans (40)
Mr. Evans served as Director of Franchise Development for the Company from 1991 until 1998 and Vice President from 1998 to 2000. From March 2000 to October 2000, Mr. Evans served as President of Her-Kel Investments, a franchisee of the Company. Mr. Evans rejoined the Company in October 2000 as Vice President, Business Development and was promoted to Vice President, Franchising in 2001.
Marc S. Rogovin (44)	Mr. Rogovin served as Director of Real Estate and Construction for the Company from 1997 to 1998, and has served as Vice President, Real Estate and Construction since 1998.
David A. Boggan Sr. (46)
Mr. Boggan served initially as District Manager and later as Regional Manager for the Aaron's Sales & Lease Ownership Division of the Company from 1998 to 2003, and as Vice President, Marketing and Merchandising since 2003.

*
For additional information concerning these individuals, see ELECTION OF DIRECTORS (Item 1) above.

Executive Compensation Summary

        The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other Named Executive Officers of the Company.

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation			Number of Securities Underlying Stock Options (#)
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Other Annual Compensation(1)		All Other Compensation
R. Charles Loudermilk, Sr. Chairman of the Board and Chief Executive Officer	2003 2002 2001	$454,000 454,000 454,000	$584,459 442,904 198,550	— — —	70,000 — —	$141,368(2 135,405(3 118,691(4	) ) )
Robert C. Loudermilk, Jr. President and Chief Operating Officer	2003 2002 2001	282,500 262,500 242,000	— 50,000 —	— — —	70,000 — —	2,707(5 2,276(5 1,610(5	) ) )
Gilbert L. Danielson Executive Vice President and Chief Financial Officer	2003 2002 2001	300,000 267,500 252,500	— 50,000 —	— — —	70,000 — —	2,870(5 2,222(5 1,614(5	) ) )
William K. Butler, Jr. President, Aaron's Sales & Lease Ownership Division	2003 2002 2001	375,000 335,000 312,500	156,100 110,250 50,000	— — —	70,000 — —	3,646(5 1,922(5 1,615(5	) ) )
K. Todd Evans Vice President, Franchising	2003 2002 2001	160,000 135,000 130,000	136,000 120,999 4,556	— — —	4,000 — —	2,730(5 2,498(5 1,311(5	) ) )

(1)
Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2)
Includes a matching contribution of $2,692 made by the Company to the executive's account in the Company's 401(k) plan, and $138,676 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(3)
Includes a matching contribution of $2,400 made by the Company to the executive's account in the Company's 401(k) plan, and $133,005 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(4)
Includes a matching contribution of $2,160 made by the Company to the executive's account in the Company's 401(k) plan, and $116,531 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(5)
Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.

Board of Directors' Report on Executive Compensation

        Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

        General.    The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

        Salary and Bonus.    The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 for the year ended December 31, 2003, which represented no change in his salary from the fiscal year ended December 31, 2002. For 2003, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, a bonus was to be given to the Chief Executive Officer in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 2003 (without giving effect to his bonus under the Plan) if the Company's pre-tax earnings for such fiscal year (after giving effect to his bonus under the Plan) exceeded pre-tax earnings for the fiscal year ended December 31, 2002, which goal ultimately was achieved. Factors considered in setting the Chief Executive Officer's salary and bonus included the successful acceleration of the Company's growth plans during the year, continued improvement in the Company's financial condition during the year, and his dual role as both Chairman of the Board of Directors and Chief Executive Officer of the Company.

        Stock Options.    The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Options and awards equivalent to 491,500 shares of Common Stock were awarded to officers and employees during the year-end December 31, 2003.

    THE BOARD OF DIRECTORS
    R. Charles Loudermilk, Sr.
    Robert C. Loudermilk, Jr.
    Gilbert L. Danielson
    Ronald W. Allen
    Leo Benatar
    Earl Dolive
    Ingrid Saunders Jones
    William K. Butler, Jr.
    Ray M. Robinson
    David L. Kolb

Five-Year Shareholder Return Comparison

        Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) the S&P Small Cap 600 Index and (ii) a group of publicly traded rental purchase companies (the "Peer Group"). For 2003, the Peer Group consisted of Rent-A-Center, Inc. and Rent-Way, Inc. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AARON RENTS, INC., THE S & P SMALLCAP 600 INDEX
AND A PEER GROUP

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31. Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	Cumulative Total Return

	12/98	12/99	12/00	12/01	12/02	12/03

Aaron Rents, Inc.	100.00	117.61	93.44	108.56	145.97	201.79

S & P SmallCap 600	100.00	112.40	125.67	133.89	114.60	158.63

Peer Group	100.00	68.09	72.84	73.97	100.50	155.03

Employment Agreements with Named Executive Officers

        Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler and Evans have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

Director Compensation

        Outside directors receive $2,000 or the equivalent amount in shares of the Company's Common Stock for each Board meeting attended. Each outside director is also paid a quarterly retainer of $2,000 or the equivalent amount in shares of the Company's Common Stock. Audit Committee members receive fees of $500 for each Audit Committee meeting attended. Directors who are employees of the Company receive no compensation for attendance at Board or Committee meetings.

Option Grants

        The following table lists grants of stock options made by the Company during the last fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
R. Charles Loudermilk, Sr.	15,000(2 5,000(2 50,000(2	) ) )	14.24%	$13.330 23.020 21.900	01/23/2013 09/17/2013 10/31/2013	$125,716 72,386 688,640	$318,590 183,440 1,745,148
Robert C. Loudermilk, Jr.	15,000(2 5,000(2 50,000(2	) ) )	14.24%	13.330 23.020 21.900	01/23/2013 09/17/2013 10/31/2013	125,716 72,386 688,640	318,590 183,440 1,745,148
Gilbert L. Danielson	15,000(2 5,000(2 50,000(2	) ) )	14.24%	13.330 23.020 21.900	01/23/2013 09/17/2013 10/31/2013	125,716 72,386 688,640	318,590 183,440 1,745,148
William K. Butler, Jr.	15,000(2 5,000(2 50,000(2	) ) )	14.24%	13.330 23.020 21.900	01/23/2013 09/17/2013 10/31/2013	125,716 72,386 688,640	318,590 183,440 1,745,148
K. Todd Evans	4,000(2)		0.81%	14.875	09/17/2013	37,419	94,828

(1)
These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Class A Common Stock and Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2)
These options were granted pursuant to the Company's 2001 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

Option Exercises and Fiscal Year-End Values

        The following table shows for the Company's Chief Executive Officer and the other Named Executive Officers information with respect to the exercise of options for Common Stock during the year ended December 31, 2003, the number of shares covered by both exercisable and non-exercisable stock options for Common Stock as of December 31, 2003, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003 (No. of Shares)
	Shares Acquired on Exercise (#)				Value of Unexercised In-the Money Options at December 31, 2003(1)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Charles Loudermilk, Sr	—	$—	450,000	70,000	$5,658,200	$102,050
Robert C. Loudermilk, Jr.	—	—	150,000	70,000	1,878,879	102,050
Gilbert L. Danielson	45,000	467,214	276,000	70,000	3,352,761	102,050
William K. Butler, Jr.	25,500	190,053	116,700	70,000	1,296,521	102,050
K. Todd Evans	—	—	30,000	4,000	360,150	—

(1)
Aggregate market value (based on December 31, 2003 closing stock price of $20.13 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, and William K. Butler, Jr.

        The Company purchased a parcel of land in 2000 and finished construction in 2001 of an approximately 50,000 square foot building which accommodates the Company's financial and information technology operations. The cost of this land and building was approximately $6.1 million. During April 2002, the Company sold the land and building to a limited liability company whose sole owners are Mr. Loudermilk, Sr. and Mr. Loudermilk, Jr. for approximately $6.3 million. The Company loaned the limited liability company approximately $1 million to partially finance the acquisition, and the loan plus interest was paid back to the Company shortly after closing. The Company is leasing this facility from the limited liability company under a 15-year lease with a current rent of approximately $617,000 annually.

        Aaron Ventures I, LLC ("Aaron Ventures") was formed in December 2002 for the purpose of acquiring properties from the Company and leasing them. Messrs. Loudermilk, Sr., Butler, Rogovin and Cates are the managers of Aaron Ventures, and its owners are all officers of the Company, including all of the Named Executive Officers and six other executive officers. The combined ownership interest for all Named Executive Officers represents 47.37% of which Mr. Loudermilk Sr.'s interest is 10.53%. In December 2002, Aaron Ventures purchased eleven properties from the Company, all former Heilig-Meyers stores, for a total purchase price of $5,000,000. The Company acquired these properties from Heilig-Meyers in 2001 and 2002 for an aggregate purchase price of approximately $4,000,000. The price paid by Aaron Ventures was arrived at by adding the Company's acquisition cost to the cost of improvements made by the Company to the properties prior to the sale to Aaron Ventures. Aaron Ventures is leasing all of the properties to the Company for 15-year terms at an annual rental of approximately $635,000.

        The Company leases a 49,000 square foot building housing two stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a ten-year lease expiring in 2008 at a basic monthly rental of $17,726, subject to escalation every five years based on the consumer price index, but not to exceed 25%. All insurance, taxes, assessments, and other charges related to the property are paid by the Company as additional rent under the lease.

        Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 2003 represented $2,027,770 and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the year ended December 31, 2003 totaled $241,670.

        The Audit Committee of the Company's Board of Directors reviews all material transactions between the Company and the Company's directors and executive officers.

AUDIT MATTERS

        Ernst & Young LLP served as auditors of the Company for the year ended December 31, 2003, and has been selected by the Audit Committee of the Board of Directors to continue as the Company's auditors for the current fiscal year. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions. The following table sets forth the fees billed by Ernst & Young for services to the Company in the last two fiscal years.

FEES BILLED IN LAST TWO FISCAL YEARS

	Year Ended December 31,
	2003	2002
Audit	$296,317	$282,822
Audit-Related (1)	16,575	26,850
Tax (2)	136,995	86,200
All Other	N/A	N/A

	$449,887	$395,872

(1)
Includes fees for advice regarding new SEC and GAAP disclosures.
(2)
Includes fees for tax compliance, tax advice and tax planning services.

Approval of Auditor Services

        The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent public accountants. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy ("Policy"). Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called "specific pre-approval" — or (2) by the description in sufficient detail in exhibits to the Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration — called "general pre-approval." Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee, or one of its members to whom the Committee has delegated specific pre-approval authority. The Policy describes the audit, audit-related and tax services which have received general pre-approval — these general pre-approvals allow the Company to engage the independent accountants for the enumerated services for individual engagements up to the fee levels prescribed in the Policy. The annual audit engagement for the Company is subject to the specific pre-approval of the Committee. Any engagement of the independent accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Policy does not delegate the Audit Committee's responsibility to pre-approve services performed by the independent public accountants to management.

REPORT OF AUDIT COMMITTEE

        The Audit Committee is comprised of three "independent" members as defined under the listing standards of the New York Stock Exchange. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors for 2003, Ernst & Young LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

        In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and has discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        This report is respectfully submitted by the Audit Committee of the Board of Directors.

                      Earl Dolive, Chairman
                      Ronald W. Allen
                      David L. Kolb

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2005 annual meeting must be received by December 12, 2004 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after February 20, 2005. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 20, 2005 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

COMMUNICATING WITH THE BOARD

        The Company's security holders and other interested parties may communicate with the Board, the non-management or independent directors as a group, or individual directors by writing to them in care of the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      JAMES L. CATES
                      Senior Group Vice President
                      and Corporate Secretary

March 30, 2004

APPENDIX A

AARON RENTS, INC.
AUDIT COMMITTEE CHARTER

I.    Organization

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually. The committee shall be appointed by the board of directors and shall comprise at least three directors. Each of these directors shall be independent of management and the Company as determined by the board in accordance with New York Stock Exchange listing standards and any categorical independence standards that may be adopted by the board from time. All committee members shall be financially literate, and at least one member shall be an "audit committee financial expert," as defined by SEC regulations. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the board determines that such simultaneous service would not impair the ability of such member to serve effectively on the Company's audit committee.

        The board may appoint a chair of the committee. The chair will preside, when present, at all meetings of the committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the committee. The committee may meet in person, by telephone or video conference and may take action by written consent. The committee will report its activities and findings to the board on a regular basis.

II.    Purpose

        The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditors' qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

        In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the committee, for payment of compensation to the independent auditors and to any advisers the committee retains.

III.  Duties and Responsibilities

General

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

        The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

Independent Auditors and Internal Auditors

        The committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditors and the independent auditors must report directly to the audit committee. The committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

        The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member or members of the audit committee or may adopt pre-approval policies and procedures. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full audit committee at its next scheduled meeting.

        At least annually, the committee shall obtain and review a report by the independent auditors describing:

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  The firm's internal quality control procedures.

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  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

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  All relationships between the independent auditors and the Company (to assess the auditors' independence).

        In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors in accordance with SEC regulations and stock exchange listing standards.

        The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

        The committee shall meet separately with management, the internal auditors, and the independent auditors periodically to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditors any audit problems or difficulties and management's response.

        The committee shall receive a report or report update from the independent auditors, within 90 days prior to the filing of its audit report with the SEC, on: all critical accounting policies and practices of the Company; all material alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management.

        The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

Review of Financial Reports and Other Documents

        The committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. In lieu of reviewing each such disclosure prior to release or dissemination, the committee may discuss generally with management the types of information to be disclosed and the types of presentation to be made, and establish policies or guidelines for such disclosures. To the extent permissible under New York Stock Exchange listing standards, the committee may delegate this review to a member or members of the committee.

        The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. To the extent permissible under New York Stock Exchange listing standards and under generally accepted auditing standards, the committee may delegate these reviews and discussions to a member or members of the committee.

        The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

        The committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

Ethical and Legal Compliance

        The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        The committee shall review and ratify all transactions to which the Company is a party and in which any director and executive officer has a direct or indirect material interest, apart from in their capacity as director or executive officer.

        The committee shall oversee the development and maintenance of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct, and periodically review the effectiveness of the Company's program.

        The committee shall review requests for and determine whether to grant or deny waivers of the Company's code of ethics applicable to directors or executive officers. The committee shall also monitor the Company's activities to enforce compliance with the code or codes or ethics and business conduct.

Aaron Rents, Inc.

Aaron Rents, Inc.
This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on April 27, 2004
CLASS A COMMON STOCK PROXY

        The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 27th day of April 2004, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1)	☐	FOR all nominees listed below (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.
NOMINEES:
R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, Earl Dolive, Ronald W. Allen, Leo Benatar, Ingrid Saunders Jones, William K. Butler, Jr., Ray M. Robinson and David L. Kolb.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

  (2)
  FOR approval of an amendment to the Company's 2001 Stock Option and Incentive Award Plan to increase the number of authorized shares of Common Stock issuable pursuant to the Plan to 1,900,000.

  ☐    FOR                                                     ☐    AGAINST                                                      ☐ ABSTAIN

  (3)
  FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 2001 STOCK OPTION AND INCENTIVE AWARD PLAN, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

(Continued and to be dated and signed on reverse side)

        It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated March 30, 2004 and the Proxy Statement furnished therewith.

                    Dated and signed                                                                          , 2004

                    (Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer.)

        This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.

QuickLinks

GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS (Item 1)
PROPOSAL TO AMEND THE COMPANY'S 2001 STOCK OPTION AND INCENTIVE AWARD PLAN (Item 2)
EQUITY COMPENSATION PLANS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG AARON RENTS, INC., THE S & P SMALLCAP 600 INDEX AND A PEER GROUP
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT MATTERS
FEES BILLED IN LAST TWO FISCAL YEARS
REPORT OF AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER MATTERS
AARON RENTS, INC. AUDIT COMMITTEE CHARTER